                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): March 9, 2001




                         BOLDER TECHNOLOGIES CORPORATION
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
                 (State or other jurisdiction of incorporation)



      0-28060                                             84-1166231
(Commission File No.)                          (IRS Employer Identification No.)


                            4403 TABLE MOUNTAIN DRIVE
                             GOLDEN, COLORADO 80403
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (303) 215-7200

ITEM 5.  OTHER EVENTS.

BOLDER Technologies Corporation ("BOLDER" or the "Company") is filing this Report on Form 8-K to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

On March 9, 2001, BOLDER issued a press release announcing that it had received notice from the Nasdaq National Market ("Nasdaq") that it is not in compliance with Nasdaq continued listing standards. The press release also announced that: certain of the Company's partners will discontinue distribution of the SecureStart(TM) Portable Jump Starter in the Spring of 2001; the Company is working with its outside advisors to effect a sale of the Company to a strategic buyer, but even if such a transaction can be consummated, it is unlikely that any value would be returned to the Company's stockholders; the Company has suspended payments under its existing loan agreement with Transamerica Business Credit Corporation and has received a default notice from Transamerica; and if the Company's discussions with creditors prove unsuccessful or if no suitable strategic alternative can be consummated, it may be forced to explore other options in the foreseeable future, including the possibility of filing for bankruptcy. The foregoing summary of the press release is qualified by a copy of the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.  EXHIBITS.

Exhibit    Description
-------    -----------
 99.1      Press release dated March 9, 2001

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 9, 2001                  BOLDER TECHNOLOGIES CORPORATION



                                       By: /s/ Roger Warren
                                           -------------------------------------
                                           Roger Warren
                                           President and Chief Executive Officer

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
 99.1                   -- Press release dated March 9, 2001